UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                      (Mark One)


              [X] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

                           SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: SEPTEMBER 8, 2009

       [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

                                 EXCHANGE ACT OF 1934

          For the transition period from _______________ to _______________.

                          COMMISSION FILE NUMBER: 333-152376


                      TRIANGLE ALTERNATIVE NETWORK INCORPORATED
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)


                         DELAWARE                         26-2691611
             -------------------------------         -------------------
              (State or other jurisdiction of          (I.R.S. Employer
             incorporation or organization)          Identification No.)


                  230 N. Park Boulevard, Suite 104
                	  Grapevine, Texas                    76051
               -------------------------------------        ----------
              (Address of principal executive offices)      (Zip Code)


          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 416-2533
          ------------------------------------------------------------------


                                         N/A
            -------------------------------------------------------------
            (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the  Exchange  Act (17CFR
    240.14a-12)

[ ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)   under  the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to  Rule  13e-4(c)   under  the
    Exchange Act (17 CFR 240.13e-4(c))



ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 3, 2009 Vince Vellardita, Chief Executive Officer, President and Director, tendered resignation of his positions with the Company. Vince Vellardita's resignation did not come as result of a disagreement with Company management.

On September 7, 2009, under  a  special  meeting   of   the Board of Directors,
Lyle  J.  Mortensen  was  appointed  President,  Chief Executive   Officer  and
Director the  Company.

Lyle J. Mortensen, (70), is a Certified Public Accountant. From June of 1965 until approximately April of 1978 he worked for Touche Ross & Co, now Deloitte & Touche, in the audit and tax departments. From April 1978 until present time he has been self employed as a Certified Public Accountant working mainly in a tax and consulting capacity and serving as the chief financial officer for various small private companies.

Mr. Mortensen served as the Secretary and Chief Financial Officer ("CFO") of Advanced Growing Systems, Inc. ("AGSI", trading symbol AGWS) from February 1, 2006 until his resignation in 2008. At the present time he continues to serve as an independent member of the Board of Directors of AGSI.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September  8, 2009

By:  /s/ Lyle J. Mortensen
     ---------------------
         Lyle J. Mortensen
         Chief Executive Officer